UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 15, 2008

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

_____________________________________________________
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 15, 2008, Lev Pharmaceuticals, Inc. (the “Company”) entered into the Securities Purchase Agreement (the “SPA”), attached hereto as Exhibit 10.1 and incorporated herein by reference, with ViroPharma Incorporated (“ViroPharma”) relating to the sale of 9,661,836 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at a purchase price of $2.07 per share. The Shares were sold by the Company pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-143196). The net offering proceeds to the Company are expected to be approximately $19,850,000 after deducting estimated expenses. The sale of the Shares was consummated on July 15, 2008.

ViroPharma agreed, prior to the termination of the Agreement and Plan of Merger (the “Merger Agreement”), dated July 15, 2008, by and among the Company, ViroPharma and HAE Acquisition Corp., that at every stockholders meeting of the Company, ViroPharma will vote the Shares, in proportion to the vote by the other stockholders of the Company, among other things, (i) in favor of approval of the merger, the merger agreement and the other transactions contemplated thereby (collectively, the “Proposed Transaction”) and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction. This limitation will not apply to any person that ViroPharma transfers any of the Shares to, other than an affiliate of ViroPharma.

Under the SPA, the Company covenants to use the net proceeds from the sale of the Shares solely for the research, development and commercialization of Cinryze™, including but not limited to: (i) building inventory for the potential launch of Cinryze™ for the treatment of HAE in the United States; (ii) obtaining approval for Cinryze™; (iii) independently commercializing Cinryze™ for the treatment of HAE in the United States; (iv) conducting research and development activities of Cinryze™ for HAE, including clinical trials; (v) opening and operating plasma centers; (vi) developing and implementing related marketing plans; and (vii) related payroll, travel, entertainment, education and other related expenses and corporate overhead. This covenant terminates upon the earlier of the termination of the Merger Agreement or the consummation of the merger.

A copy of the opinion of Becker & Poliakoff, LLP relating to the valid issuance of the Shares is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Becker & Poliakoff, LLP

10.1	Securities Purchase Agreement, dated July 15, 2008, by and between Lev Pharmaceuticals, Inc. and ViroPharma Incorporated

23.1	Consent of Becker & Poliakoff, LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By: /s/ Joshua D. Schein
Name: Joshua D. Schein, Ph.D.
Title: Chief Executive Officer
Date: July 15, 2008

EXHIBIT INDEX

No.
5.1	Opinion of Becker & Poliakoff, LLP

10.1	Securities Purchase Agreement, dated July 15, 2008, by and between Lev Pharmaceuticals, Inc. and ViroPharma Incorporated

23.1	Consent of Becker & Poliakoff, LLP (included as part of Exhibit 5.1)